Exhibit 99.1

Contact:	Mary Skafidas Investor and Public Relations (212) 521-2788
NEWS RELEASE
LOEWS CORPORATION REPORTS 2021 NET INCOME OF
$343 MILLION FOR THE FOURTH QUARTER AND $1.6 BILLION FOR THE FULL YEAR

21 MILLION COMMON SHARES REPURCHASED IN 2021 FOR $1.13 BILLION

NEW YORK, February 7, 2022—Loews Corporation (NYSE:L) today reported fourth quarter net income of $343 million, or $1.37 per share, compared to net income of $397 million, or $1.45 per share, for the fourth quarter of 2020. For the full year, Loews reported net income of $1.58 billion, or $6.07 per share, compared to a net loss of $931 million, or $3.32 per share, in 2020.

Excluding the 2021 investment gain for Altium Packaging, the 2020 investment loss for Diamond Offshore, and the 2020 operating loss for Diamond Offshore, as detailed on page 4 of this release, full year net income was $1.1 billion and $502 million in 2021 and 2020.

“Loews had a very strong fourth quarter and year, with each of our consolidated subsidiaries making solid progress in 2021. These results are doubly gratifying having been achieved in a period marred by the persistence of the COVID-19 pandemic, global supply chain disruptions, and the return of inflation,” said James S. Tisch, CEO of Loews Corporation. “CNA continues to be a success story with its core income reaching a new record of $1.1 billion for full year 2021. Additionally, Boardwalk favorably contributed to our growth and Loews Hotels continued to rebound from the pandemic’s worst effects.”

Loews Corporation posted solid earnings in the quarter as CNA Financial Corporation, Boardwalk Pipelines, and Loews Hotels & Co all generated strong operating results. Quarterly net income declined year-over-year, however, as CNA had lower net investment gains, lower results from the Life & Group business, and higher net catastrophe losses, all of which were partially offset by higher Property & Casualty non-catastrophe underwriting results. Loews Hotels posted significantly improved year-over-year fourth quarter results largely due to the continuing rebound in leisure travel, especially at resort destinations. Boardwalk Pipelines' earnings for the quarter decreased compared to the prior year period due to the absence of a bankruptcy settlement received in 2020. The parent company investment portfolio experienced lower net investment income in the quarter compared to the prior year period.

Book value per share was $71.84 at December 31, 2021 compared to $66.34 at December 31, 2020. Book value per share excluding accumulated other comprehensive income (AOCI) increased to $71.09 at December 31, 2021 from $64.18 at December 31, 2020.

CONSOLIDATED HIGHLIGHTS

	December 31,
	Three Months		Years Ended
(In millions, except per share data)	2021	2020	2021	2020

Income (loss) before net investment gains (losses)	$341	$352	$1,066	$53
Net investment gains (losses):
CNA	2	45	86	(27)
Corporate			426	(957)
Total net investment gains (losses)	2	45	512	(984)
Net income (loss) attributable to Loews Corporation	$343	$397	$1,578	$(931)
Net income (loss) per share	$1.37	$1.45	$6.07	$(3.32)

	December 31, 2021	December 31, 2020

Book value per share	$71.84	$66.34
Book value per share excluding AOCI	71.09	64.18

Three Months Ended December 31, 2021 Compared to Three Months Ended December 31, 2020

CNA’s results decreased primarily due to lower net investment gains, lower results from the Life & Group business driven by unfavorable morbidity, and higher net catastrophe losses, all of which were partially offset by higher Property & Casualty non-catastrophe underwriting results. CNA's results were also negatively impacted by adverse development in legacy mass tort exposures and a higher non-economic charge related to the 2010 loss portfolio transfer covering legacy asbestos & environmental pollution liabilities.

Boardwalk Pipelines’ earnings decreased mainly due to the absence of $34 million ($26 million after tax) of proceeds received in 2020 related to a contract cancellation due to a customer bankruptcy. Excluding these proceeds, earnings increased due to higher revenues from growth projects recently placed into service and higher system utilization, partially offset by higher maintenance project costs.

Loews Hotels’ results improved significantly as all hotel properties owned and/or operated by Loews Hotels were open during the fourth quarter and the rebound in leisure travel continued, especially at resort destinations. Although results were significantly better in 2021 compared to 2020, occupancy levels have not reached pre-pandemic levels at many Loews Hotels properties. Results for 2021 benefited from a one-time net gain of $35 million ($26 million after tax) related to the acceleration of government grant payments used to retire outstanding debt.

The parent company investment portfolio produced lower returns from equity investments in 2021.

Year Ended December 31, 2021 Compared to 2020

CNA’s earnings increased primarily due to higher Property & Casualty non-catastrophe underwriting results, lower net catastrophe losses, higher net investment income, and net investment gains as compared to losses in 2020. Life & Group business results benefited from the reduction in long term care claims reserves resulting from the 2021 annual claim reserve review and the absence of the long term care active life premium deficiency charge recorded in 2020.

The parent company investment portfolio posted improved results primarily because limited partnership and equity investments generated higher income in 2021 versus 2020.

The Corporate & other segment includes an investment gain of $438 million (after tax) related to the sale of 47% of Altium Packaging and its deconsolidation in 2021 as compared to an investment loss of $957 million (after tax) related to the bankruptcy filing and deconsolidation of Diamond Offshore in 2020.

All other segment changes from 2020 to 2021 are primarily due to the reasons discussed in the three-month comparison. In addition, Loews’s results for the year ended December 31, 2020 included Diamond Offshore’s operating results through its second quarter deconsolidation, which comprised impairment charges totaling $774 million ($408 million after tax and noncontrolling interests) related to the carrying value of four drilling rigs and operating losses of $160 million ($68 million after tax and noncontrolling interests).

SHARE REPURCHASES

At December 31, 2021, there were 248.4 million shares of Loews common stock outstanding. For the three months and year ended December 31, 2021, the Company repurchased 5.4 million and 21.1 million shares of its common stock at an aggregate cost of $306 million and $1.13 billion, respectively. From January 1, 2022 to February 4, 2022, the Company repurchased an additional 0.2 million shares of its common stock at an aggregate cost of $14 million. Depending on market conditions, the Company may from time-to-time purchase shares of its and its subsidiaries’ outstanding common stock in the open market, in privately negotiated transactions or otherwise.

CONFERENCE CALLS

A conference call to discuss the fourth quarter results of Loews Corporation has been scheduled for today at 10:00 a.m. ET. A live webcast will be available via the Investors/Media section of www.loews.com. Those interested in participating should dial (866) 342-8591, or for international callers, (203) 518-9713. The conference ID number is L4Q21. An online replay will also be available at www.loews.com following the call.

A conference call to discuss the fourth quarter results of CNA has been scheduled for today at 9:00 a.m. ET. A live webcast will be available via the Investor Relations section of www.cna.com. Those interested in participating should dial (800) 289-0571, or for international callers, (720) 543-0206.

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ABOUT LOEWS CORPORATION

Loews Corporation is a diversified company with businesses in the insurance, energy, hospitality, and packaging industries. For more information please visit www.loews.com.

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FORWARD-LOOKING STATEMENTS

Statements contained in this press release which are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and subject to a variety of risks that could cause actual results to differ materially from those expected by management of the Company. A discussion of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission and readers of this release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website (www.loews.com). Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Any such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

Loews Corporation and Subsidiaries
Selected Financial Information

	December 31,
	Three Months		Years Ended
(In millions)	2021	2020	2021	2020
Revenues:
CNA Financial (a)	$3,054	$2,930	$11,908	$10,827
Boardwalk Pipelines (b)	358	376	1,349	1,302
Loews Hotels & Co (c)	191	42	480	278
Investment income (loss) and other (d) (e)	58	361	920	(129)
Diamond Offshore (f)				305
Total	$3,661	$3,709	$14,657	$12,583
Income (Loss) Before Income Tax:
CNA Financial (a) (g)	$330	$477	$1,484	$821
Boardwalk Pipelines (b)	74	111	303	277
Loews Hotels & Co (c) (h)	52	(82)	(12)	(274)
Corporate: (i)
Investment income (loss), net	59	92	99	59
Other (d) (e)	(56)	(50)	308	(1,413)
Diamond Offshore (f) (j)				(934)
Total	$459	$548	$2,182	$(1,464)
Net Income (Loss) Attributable to Loews Corporation:
CNA Financial (a) (g)	$239	$346	$1,077	$618
Boardwalk Pipelines (b)	65	83	235	206
Loews Hotels & Co (c) (h)	37	(68)	(14)	(212)
Corporate: (i)
Investment income (loss), net	46	73	78	47
Other (d) (e)	(44)	(37)	202	(1,114)
Diamond Offshore (f) (j)				(476)
Net income (loss) attributable to Loews Corporation	$343	$397	$1,578	$(931)

(a)Includes net investment gains of $3 million and $66 million ($2 million and $45 million after tax and noncontrolling interests) for the three months ended December 31, 2021 and 2020. Includes net investment gains of $120 million and net investment losses of $35 million ($86 million and $(27) million after tax and noncontrolling interests) for the years ended December 31, 2021 and 2020.
(b)Includes settlement proceeds of $34 million ($26 million after tax) for the three months and year ended December 31, 2020 related to a customer bankruptcy.
(c)Includes $35 million ($26 million after tax) related to the acceleration of government grant payments used to retire outstanding debt for the three months and year ended December 31, 2021.
(d)Includes parent company investment income (loss) and the financial results of Altium Packaging. On April 1, 2021, Loews sold 47% of Altium Packaging, which was then deconsolidated and is now recorded as an equity method investment.
(e)Includes an investment gain of $555 million ($438 million after tax) for the year ended December 31, 2021 related to the sale of 47% of Altium Packaging and its deconsolidation on April 1, 2021, and an investment loss of $1.2 billion ($957 million after tax) for the year ended December 31, 2020 as a result of Diamond Offshore’s bankruptcy filing and deconsolidation on April 26, 2020.
(f)On April 26, 2020, Diamond Offshore filed for bankruptcy and ceased being a consolidated subsidiary.
(g)Includes net catastrophe losses of $41 million and $14 million ($28 million and $10 million after tax and noncontrolling interests) for the three months ended December 31, 2021 and 2020, and $397 million and $550 million ($280 million and $388 million after tax and noncontrolling interests) for the years ended December 31, 2021 and 2020.
(h)Includes asset impairment charges of $10 million and $6 million ($7 million and $4 million after tax) for the three months ended December 31, 2021 and 2020 and gains on the sale of assets of $9 million ($7 million after tax) for the three months ended December 31, 2021. Includes asset impairment charges of $10 million and $36 million ($7 million and $26 million after tax) and gains on the sale of assets of $9 million and $37 million ($7 million and $24 million after tax) for the years ended December 31, 2021 and 2020.
(i)The Corporate segment consists of investment income (loss) from the parent company's cash and investments, interest expense, other unallocated corporate expenses, the financial results of Altium Packaging through its deconsolidation on April 1, 2021, and the gain (loss) related to the deconsolidation of subsidiaries.
(j)The year ended December 31, 2020 included impairment charges of $774 million ($408 million after tax and noncontrolling interests) at Diamond Offshore related to the carrying value of four drilling rigs.

Loews Corporation and Subsidiaries
Consolidated Financial Review

	December 31,
	Three Months		Years Ended
(In millions, except per share data)	2021	2020	2021	2020
Revenues:
Insurance premiums	$2,119	$1,977	$8,175	$7,649
Net investment income	610	648	2,259	1,995
Investment gains (losses) (a)	3	66	660	(1,246)
Operating revenues and other (b)	929	1,018	3,563	4,185
Total	3,661	3,709	14,657	12,583

Expenses:
Insurance claims and policyholders’ benefits (c)	1,665	1,487	6,349	6,170
Operating expenses and other (b) (d)	1,537	1,674	6,126	7,877
Total	3,202	3,161	12,475	14,047

Income (loss) before income tax	459	548	2,182	(1,464)
Income tax (expense) benefit	(88)	(111)	(479)	173
Net income (loss)	371	437	1,703	(1,291)
Amounts attributable to noncontrolling interests	(28)	(40)	(125)	360
Net income (loss) attributable to Loews Corporation	$343	$397	$1,578	$(931)

Net income (loss) per share attributable to Loews Corporation	$1.37	$1.45	$6.07	$(3.32)

Weighted average number of shares	252.52	273.62	260.20	280.32

(a)Includes an investment gain of $555 million ($438 million after tax) for the year ended December 31, 2021 related to the sale of 47% of Altium Packaging and its deconsolidation on April 1, 2021 and an investment loss of $1.2 billion ($957 million after tax) for the year ended December 31, 2020 as a result of Diamond Offshore’s bankruptcy filing and deconsolidation on April 26, 2020.
(b)On April 1, 2021, Loews sold 47% of Altium Packaging, which was then deconsolidated and is now recorded as an equity method investment. On April 26, 2020, Diamond Offshore filed for bankruptcy and ceased being a consolidated subsidiary.
(c)Includes net catastrophe losses of $41 million and $14 million ($28 million and $10 million after tax and noncontrolling interests) for the three months ended December 31, 2021 and 2020, and $397 million and $550 million ($280 million and $388 million after tax and noncontrolling interests) for the years ended December 31, 2021 and 2020.
(d)The year ended December 31, 2020, included impairment charges of $774 million ($408 million after tax and noncontrolling interests) at Diamond Offshore related to the carrying value of four drilling rigs.

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

This press release contains a financial measure that is not in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The company believes the presentation of this measure provides investors with a better understanding of the significant factors that comprise the Company's operating performance. Reconciliation of this measure to the most comparable GAAP measures follow below.

	December 31,
	Three Months		Years Ended
(In millions)	2021	2020	2021	2020

Net income (loss) attributable to Loews Corporation	$343	$397	$1,578	$(931)
Less: Investment gain on Altium Packaging			438
Less: Investment loss on Diamond Offshore				(957)
Less: Operating net loss of Diamond Offshore				(476)
Net income attributable to Loews Corporation excluding these items	$343	$397	$1,140	$502

Core income is a non-GAAP measure CNA utilizes to assess performance. See CNA's fourth quarter financial results press release dated today for more information regarding core income.